Exhibit 99.1

FOR IMMEDIATE RELEASE

POOL CORPORATION REPORTS RECORD THIRD QUARTER RESULTS
AND TIGHTENS 2013 EARNINGS GUIDANCE RANGE

Highlights include:

•	Record third quarter and year to date results

•	Q3 base business sales growth of 9%

•	Q3 diluted EPS of $0.68, up 15% over adjusted diluted EPS for Q3 2012

•	Revised 2013 diluted EPS guidance range of $2.03 to $2.08

______________________

COVINGTON, LA. (October 17, 2013) – Pool Corporation (NASDAQ/GSM:POOL) today reported record results for the third quarter of 2013.

“As the 2013 season came to a close, we realized solid sales and gross profit growth, leading to record third quarter results. We are encouraged by the strong demand for discretionary products in both our seasonal and year-round markets, as weather returned to more normal conditions in the third quarter. Although we saw some improving margin trends in the quarter compared to earlier quarters, customer, product and geographic mix changes continued to adversely impact gross margins,” said Manuel Perez de la Mesa, President and CEO.

Net sales for the quarter ended September 30, 2013 increased 10% to a record $578.2 million, compared to $528.0 million in the third quarter of 2012, with base business sales up 9% for the period. As weather normalized in the third quarter, sales growth of 7% in our seasonal markets more closely aligned with sales growth of 11% in our largest, year-round markets. Irrigation product sales were up 12% consistent with the recovery in the housing market. Net sales for the third quarter of 2013 also benefited from one additional selling day versus the third quarter of last year.

Gross profit for the third quarter of 2013 increased 7% to $162.6 million from $151.5 million in the same period of 2012. Gross profit as a percentage of net sales (gross margin) declined 60 basis points to 28.1% in the third quarter of 2013. The lower gross margin in the quarter continues to reflect a shift in consumer spending to lower margin, discretionary products such as pumps, heaters, lighting products, irrigation systems and landscape equipment, all of which experienced double-digit sales growth rates. This growth outpaced our sales of higher margin, non-discretionary product lines generally associated with basic pool maintenance and minor repair activity. In addition, the higher sales growth rates in our lower margin year‑round markets continued to negatively impact gross margins.

Selling and administrative expenses (operating expenses) increased 5% to $109.2 million in the third quarter of 2013 compared to the same period in 2012, with base business operating expenses also up 5% for the period. The net sales growth in the third quarter of 2013, as well as the additional selling day, are the main contributors to the increase.

In the third quarter of 2012, we performed an interim goodwill impairment analysis for our United Kingdom reporting unit and recorded a non-cash goodwill impairment charge equal to the total goodwill carrying amount of $6.9 million, which had a $0.14 negative impact on diluted EPS for the three and nine months ended September 30, 2012. Adjusted operating income, adjusted net income and adjusted diluted EPS for all periods exclude goodwill impairment and are provided in this release because we believe these amounts are useful to investors in assessing year-over-year operating performance.

Operating income for the quarter increased 30% to $53.4 million compared to the same period in 2012, and 11% compared to adjusted operating income for the third quarter of 2012. Operating income as a percentage of net sales (operating margin) was 9.2% for the third quarter of 2013 compared to 7.8% in the same period in 2012. Adjusted operating margin for the same period in 2012 was 9.1%.

Net income increased 51% to $32.3 million in the third quarter of 2013, compared to $21.4 million for the third quarter of 2012. Compared to adjusted net income of $28.3 million for the same period in 2012, net income for the quarter increased 14%. Earnings per share was up $0.23 to a record $0.68 per diluted share for the three months ended September 30, 2013 versus $0.45 per diluted share for the same period in 2012. Compared to adjusted diluted earnings per share of $0.59 for the same period in 2012, diluted earnings per share was up $0.09.

Net sales for the nine months ended September 30, 2013 increased 6% to a record $1,738.9 million from $1,647.2 million in the comparable 2012 period. This growth included a 5% improvement in base business sales. Gross profit for the first nine months of 2013 increased 4% versus the same period last year. Gross margin decreased 50 basis points to 28.5% in the first nine months of 2013 from 29.0% for the same period last year.

Year to date operating and base business operating expenses were both up 2% compared to the same period of 2012. Operating income for the first nine months of 2013 increased 11% to $172.3 million compared to $155.2 million in the same period last year and increased 6% compared to adjusted operating income of $162.1 million for the same period last year.

Earnings per share for the first nine months of 2013 increased 14% to a record $2.14 per diluted share on net income of $102.3 million, compared to $1.87 per diluted share on net income of $90.0 million in the comparable 2012 period. This represents a 6% increase over the year to date 2012 adjusted diluted earnings per share of $2.01 on adjusted net income of $96.9 million.

On the balance sheet, total net receivables and net inventory levels increased 4% and 5%, respectively. Total debt outstanding at September 30, 2013 was $260.4 million, up 22% compared to September 30, 2012.

Cash provided by operations was $53.8 million for the first nine months of 2013 compared to $124.5 million for the first nine months of 2012. This change is mostly attributable to timing differences in our estimated federal income tax payments and in purchases of and payments for product inventories. In 2012, we were allowed to defer payment of our third quarter estimated tax payment to the fourth quarter due to Hurricane Isaac, whereas we made our 2013 payment in the third quarter. Adjusted EBITDA (as defined in the addendum to this release) was $58.9 million for the third quarter of 2013 compared to $53.0 million for the third quarter of 2012, and $188.7 million for the nine months ended September 30, 2013 compared to $177.5 million for the nine months ended September 30, 2012.

On October 11, 2013, we and certain of our subsidiaries entered into a two year agreement establishing an accounts receivable securitization facility that provides between $80.0 million and $160.0 million of borrowing capacity, depending on our seasonal accounts receivable balances. This receivables facility, along with our recently amended revolving credit facility that provides $465.0 million of borrowing capacity, gives us access to flexible, cost-effective financing to meet our operational and strategic needs.

“Based on year to date results, we are tightening our earnings guidance to a range of $2.03 to $2.08 per diluted share from our most recent guidance of $2.03 to $2.13 per diluted share. As we enter the last quarter of 2013, we are actively engaged to further our value proposition and continue to build our business in the upcoming year. We believe that our strategic development has had a profound impact on our industry with our ongoing investments in our people, products, programs and technology. Exceptional service coupled with unprecedented value add is our winning combination,” said Perez de la Mesa.

POOLCORP is the largest wholesale distributor of swimming pool and related backyard products. Currently, POOLCORP operates 323 sales centers in North America, South America and Europe, through which it distributes more than 160,000 national brand and private label products to roughly 80,000 wholesale customers. For more information, please visit www.poolcorp.com.

This news release includes “forward-looking” statements that involve risk and uncertainties that are generally identifiable through the use of words such as “believe,” “expect,” “intend,” “plan,” “estimate,” “project” and similar expressions and include projections of earnings. The forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date of this release, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur. Actual results may differ materially due to a variety of factors, including the sensitivity of our business to weather conditions, changes in the economy and the housing market, our ability to maintain favorable relationships with suppliers and manufacturers, competition from other leisure product alternatives and mass merchants and other risks detailed in POOLCORP’s 2012 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

CONTACT:
Craig K. Hubbard
985.801.5117
craig.hubbard@poolcorp.com

POOL CORPORATION
Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Net sales	$578,157	$528,027	$1,738,911	$1,647,156
Cost of sales	415,600	376,526	1,243,427	1,168,687
Gross profit	162,557	151,501	495,484	478,469
Percent	28.1%	28.7%	28.5%	29.0%

Selling and administrative expenses	109,182	103,544	323,184	316,357
Goodwill impairment	—	6,946	—	6,946
Operating income	53,375	41,011	172,300	155,166
Percent	9.2%	7.8%	9.9%	9.4%

Interest expense, net	1,544	1,687	5,239	5,364
Income before income taxes and equity (loss) earnings	51,831	39,324	167,061	149,802
Provision for income taxes	19,496	17,965	64,808	60,020
Equity (loss) earnings in unconsolidated investments	(3)	16	52	187
Net income	$32,332	$21,375	$102,305	$89,969

Earnings per share:
Basic	$0.70	$0.46	$2.20	$1.91
Diluted	$0.68	$0.45	$2.14	$1.87
Weighted average shares outstanding:
Basic	46,380	46,574	46,475	47,076
Diluted	47,598	47,787	47,720	48,205

Cash dividends declared per common share	$0.19	$0.16	$0.54	$0.46

POOL CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	September 30,	September 30,	Change
	2013	2012	$	%

Assets
Current assets:
Cash and cash equivalents	$24,222	$28,818	$(4,596)	(16)%
Receivables, net	180,898	174,385	6,513	4
Product inventories, net	365,596	349,325	16,271	5
Prepaid expenses and other current assets	9,474	8,078	1,396	17
Deferred income taxes	3,742	6,946	(3,204)	(46)
Total current assets	583,932	567,552	16,380	3

Property and equipment, net	51,537	46,643	4,894	10
Goodwill	169,983	169,983	—	—
Other intangible assets, net	10,390	11,270	(880)	(8)
Equity interest investments	1,112	1,066	46	4
Other assets, net	9,920	8,207	1,713	21
Total assets	$826,874	$804,721	$22,153	3%

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$142,777	$163,543	$(20,766)	(13)%
Accrued expenses and other current liabilities	64,737	98,755	(34,018)	(34)
Current portion of long-term debt and other long-term liabilities	15	23	(8)	(35)
Total current liabilities	207,529	262,321	(54,792)	(21)

Deferred income taxes	15,463	9,221	6,242	68
Long-term debt	260,432	214,328	46,104	22
Other long-term liabilities	7,619	6,381	1,238	19
Total liabilities	491,043	492,251	(1,208)	—
Total stockholders’ equity	335,831	312,470	23,361	7
Total liabilities and stockholders’ equity	$826,874	$804,721	$22,153	3%
__________________

1.	The allowance for doubtful accounts was $4.5 million at September 30, 2013 and $4.8 million at
September 30, 2012.

2.	The inventory reserve was $8.7 million at September 30, 2013 and $9.6 million at September 30, 2012.

POOL CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Nine Months Ended
	September 30,
	2013	2012	Change
Operating activities
Net income	$102,305	$89,969	$12,336
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	9,716	8,481	1,235
Amortization	922	962	(40)
Share-based compensation	6,090	6,236	(146)
Excess tax benefits from share-based compensation	(4,367)	(2,534)	(1,833)
Equity earnings in unconsolidated investments	(52)	(187)	135
Goodwill impairment	—	6,946	(6,946)
Other	(194)	278	(472)
Changes in operating assets and liabilities, net of effects of acquisitions:
Receivables	(65,638)	(63,015)	(2,623)
Product inventories	34,709	39,644	(4,935)
Prepaid expenses and other assets	1,063	2,607	(1,544)
Accounts payable	(57,641)	(15,500)	(42,141)
Accrued expenses and other current liabilities	26,933	50,643	(23,710)
Net cash provided by operating activities	53,846	124,530	(70,684)

Investing activities
Acquisition of businesses, net of cash acquired	(1,244)	(4,580)	3,336
Purchase of property and equipment, net of sale proceeds	(14,407)	(13,717)	(690)
Other investments, net	76	(249)	325
Net cash used in investing activities	(15,575)	(18,546)	2,971

Financing activities
Proceeds from revolving line of credit	596,642	482,669	113,973
Payments on revolving line of credit	(567,092)	(415,641)	(151,451)
Payments on long-term debt and other long-term liabilities	(10)	(100,017)	100,007
Payments of deferred financing costs	(754)	—	(754)
Excess tax benefits from share-based compensation	4,367	2,534	1,833
Proceeds from stock issued under share-based compensation plans	19,040	13,180	5,860
Payments of cash dividends	(25,120)	(21,669)	(3,451)
Purchases of treasury stock	(53,027)	(55,088)	2,061
Net cash used in financing activities	(25,954)	(94,032)	68,078
Effect of exchange rate changes on cash and cash equivalents	(558)	(621)	63
Change in cash and cash equivalents	11,759	11,331	428
Cash and cash equivalents at beginning of period	12,463	17,487	(5,024)
Cash and cash equivalents at end of period	$24,222	$28,818	$(4,596)

ADDENDUM

Base Business

The following table breaks out our consolidated results into the base business component and the excluded component (sales centers excluded from base business):

(Unaudited)	Base Business		Excluded		Total
(in thousands)	Three Months Ended		Three Months Ended		Three Months Ended
	September 30,		September 30,		September 30,
	2013	2012	2013	2012	2013	2012
Net sales	$576,057	$527,974	$2,100	$53	$578,157	$528,027

Gross profit	162,021	151,480	536	21	162,557	151,501
Gross margin	28.1%	28.7%	25.5%	39.6%	28.1%	28.7%

Operating expenses	108,625	103,434	557	110	109,182	103,544
Expenses as a % of net sales	18.9%	19.6%	26.5%	207.5%	18.9%	19.6%

Goodwill impairment	—	6,946	—	—	—	6,946

Operating income (loss)	53,396	41,100	(21)	(89)	53,375	41,011
Operating margin	9.3%	7.8%	(1.0)%	(167.9)%	9.2%	7.8%

(Unaudited)	Base Business		Excluded		Total
(in thousands)	Nine Months Ended		Nine Months Ended		Nine Months Ended
	September 30,		September 30,		September 30,
	2013	2012	2013	2012	2013	2012
Net sales	$1,727,856	$1,642,211	$11,055	$4,945	$1,738,911	$1,647,156

Gross profit	492,469	476,984	3,015	1,485	495,484	478,469
Gross margin	28.5%	29.0%	27.3%	30.0%	28.5%	29.0%

Operating expenses	319,525	314,315	3,659	2,042	323,184	316,357
Expenses as a % of net sales	18.5%	19.1%	33.1%	41.3%	18.6%	19.2%

Goodwill impairment	—	6,946	—	—	—	6,946

Operating income (loss)	172,944	155,723	(644)	(557)	172,300	155,166
Operating margin	10.0%	9.5%	(5.8)%	(11.3)%	9.9%	9.4%

We have excluded the following acquisitions from base business for the periods identified:

Acquired (1)	Acquisition Date	Net Sales Centers Acquired	Periods Excluded
B. Shapiro Supply, LLC	May 2013	1	May - September 2013
Swimming Pool Supply Center, Inc.	March 2013	1	March - September 2013
CCR Distribution	March 2012	1	January - May 2013 and March - May 2012
Ideal Distributors Ltd.	February 2012	4	January - April 2013 and February - April 2012
G.L. Cornell Company	December 2011	1	January - February 2013 and January - February 2012
Poolway Schwimmbadtechnik GmbH	November 2011	1	January - February 2013 and January - February 2012

(1)	We acquired certain distribution assets of each of these companies.

We exclude sales centers that are acquired, closed or opened in new markets from base business results for a period of 15 months. We also exclude consolidated sales centers when we do not expect to maintain the majority of the existing business and existing sales centers that are consolidated with acquired sales centers. As of September 30, 2013, we excluded one sales center opened in a new market from base business.

We generally allocate corporate overhead expenses to excluded sales centers on the basis of their net sales as a percentage of total net sales. After 15 months of operations, we include acquired, consolidated and new market sales centers in the base business calculation including the comparative prior year period.

The table below summarizes the changes in our sales centers in the first nine months of 2013:

December 31, 2012	312
Acquired	2
New locations	9
September 30, 2013	323

Adjusted EBITDA

We define Adjusted EBITDA as net income or net loss plus interest expense, income taxes, depreciation, amortization, share‑based compensation, goodwill and other non-cash impairments and equity earnings or loss in unconsolidated investments.  Adjusted EBITDA is not a measure of cash flow or liquidity as determined by generally accepted accounting principles (GAAP). We have included Adjusted EBITDA as a supplemental disclosure because we believe that it is widely used by our investors, industry analysts and others as a useful supplemental liquidity measure in conjunction with cash flows provided by or used in operating activities to help investors understand our ability to provide cash flows to fund growth, service debt and pay dividends as well as compare our cash flow generating capacity from year to year.

We believe Adjusted EBITDA should be considered in addition to, not as a substitute for, operating income or loss, net income or loss, cash flows provided by or used in operating, investing and financing activities or other income statement or cash flow statement line items reported in accordance with GAAP. Other companies may calculate Adjusted EBITDA differently than we do, which may limit its usefulness as a comparative measure.

The table below presents a reconciliation of net income to Adjusted EBITDA.

(Unaudited)	Three Months Ended		Nine Months Ended
(In thousands)	September 30,		September 30,
	2013	2012	2013	2012
Net income	$32,332	$21,375	$102,305	$89,969
Add:
Interest expense (1)	1,544	1,687	5,239	5,364
Provision for income taxes	19,496	17,965	64,808	60,020
Share-based compensation	1,979	1,930	6,090	6,236
Goodwill Impairment	—	6,946	—	6,946
Equity loss (earnings) in unconsolidated investments	3	(16)	(52)	(187)
Depreciation	3,378	2,922	9,716	8,481
Amortization (2)	203	228	632	671
Adjusted EBITDA	$58,935	$53,037	$188,738	$177,500

(1)	Shown net of interest income and includes amortization of deferred financing costs as discussed below.

(2)
Excludes amortization of deferred financing costs of $97 and $96 for the three months ended September 30, 2013 and September 30, 2012, respectively, and $290 and $291 for the nine months ended September 30, 2013 and September 30, 2012, respectively.

The table below presents a reconciliation of Adjusted EBITDA to net cash provided by operating activities. Please see page 6 for our Condensed Consolidated Statements of Cash Flows.

(Unaudited)	Three Months Ended		Nine Months Ended
(In thousands)	September 30,		September 30,
	2013	2012	2013	2012
Adjusted EBITDA	$58,935	$53,037	$188,738	$177,500
Add:
Interest expense, net of interest income	(1,447)	(1,591)	(4,949)	(5,073)
Provision for income taxes	(19,496)	(17,965)	(64,808)	(60,020)
Excess tax benefits from share-based compensation	(1,180)	(925)	(4,367)	(2,534)
Other	1,439	(970)	(194)	278
Change in operating assets and liabilities	48,573	59,423	(60,574)	14,379
Net cash provided by operating activities	$86,824	$91,009	$53,846	$124,530